UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 30, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(a)
In accordance with Rule 3-14 and Article 11 of Regulation S-X, Sun Communities, Inc. (the “Company”) hereby files (i) the following financial statement information relating to the acquisition of a portfolio of manufactured home communities from Green Courte Real Estate Partners, LLC (“Fund I”), GCP REIT II (“Fund II”), GCP REIT III (“Fund III” and collectively with Fund I and Fund II, the “Funds”), American Land Lease, Inc. and Asset Investors Operating Partnership, L.P. (the latter two, collectively with the Funds, the “Green Courte Entities”), as previously reported in a Current Report on Form 8-K dated July 30, 2014 and filed on August 5, 2014, and (ii) pro forma financial information of the Company to give effect to the transactions involving the Green Courte Entities. As these properties are directly or indirectly owned or managed by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

The acquisition occurred in multiple closings, however we present it as a single transaction because the communities are under common management and the acquisition was negotiated contemporaneously with the seller. Phase 1 of the acquisition occurred during 2014 in two closings, in which the Company acquired 32 communities (and the associated manufactured homes and notes receivable) for aggregate consideration of $588.3 million, consisting of the assumption of $283.1 million of debt, the payment of $233.2 million in cash, the issuance of $43.2 million in a combination of the Company's common stock and common OP units of the Company’s subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), and the issuance of $28.8 million in a combination of the Company's newly-created 6.50% Series A-4 Cumulative Convertible Preferred Stock and SCOLP’s Series A-4 preferred OP units. Immediately after the closing, the Company refinanced approximately $100.7 million of the mortgage debt on 12 of the communities. Proceeds from the financing were $152.5 million at an interest rate of 4.03% per annum and a term of 10 years.
Phase 2 of the acquisition occurred in January 2015, in which the Company acquired 26 communities (and the associated manufactured homes and notes receivable) for aggregate consideration of $742.9 million, consisting of the assumption of $270.8 million of debt, the payment of $107.0 million in cash, the issuance of $218.9 million in the Company's common stock and the issuance of $146.2 million in the Company's 6.50% Series A-4 Cumulative Convertible Preferred Stock. Immediately after the closing, the Company refinanced approximately $120.9 million of the mortgage debt on 13 of the communities, generating excess proceeds of $126.0 million, at a weighted average interest rate of 3.87% per annum and a weighted average term of 14.1 years. In addition, an affiliate of the Green Courte Entities purchased 150,000 shares of the Company’s common stock and 200,000 Series A-4 Preferred OP Units of SCOLP, for an aggregate purchase price of $12.5 million.

Financial Statements of Business Acquired

•	Report of Deloitte & Touche, LLP, Independent Auditors

•	Combined Statements of Revenue and Certain Operating Expenses for the year ended December 31, 2014 and the year ended December 31, 2013

•	Notes to the Combined Statements of Revenues and Certain Operating Expenses

(b)    Unaudited Pro Forma Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Sun Communities, Inc. as of December 31, 2014

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations of Sun Communities, Inc. for the year ended December 31, 2014

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Sun Communities, Inc.

(d)    Exhibit Index

Exhibit No.	Description
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.1	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership*
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares*
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A. *
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership*
23.1	Consent of Deloitte & Touche LLP

*Previously filed.

INDEPENDENT AUDITORS' REPORT
To the Stockholders of Sun Communities, Inc.:
We have audited the accompanying Combined Statements of Revenues and Certain Operating Expenses of Green Courte Communities (the "Portfolio"), a combination of entities combined on the basis of common management of American Land Lease, Inc., for the years ended December 31, 2014 and 2013, and the related notes to the combined financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the combined financial statements for the years ended December 31, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of a Matter
We draw attention to Note 2 of the combined financial statements, which describes the accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ Deloitte & Touche LLP
April 17, 2015

GREEN COURTE COMMUNITIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2014 and 2013
(In thousands)

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

Revenues
Income from real property	$99,660	$96,393
Rental home revenue	2,124	992
Ancillary revenues, net	(286)	(437)
Interest	446	644
Brokerage commissions and other, net	1,177	642
Total revenues	$103,121	$98,234

Certain Operating Expenses
Property operating and maintenance	$23,881	$23,919
Real estate taxes	8,685	8,721
Rental home operating and maintenance	897	493
Interest expense	31,188	34,625
Total certain operating expenses	64,651	67,758

Revenues in excess of certain operating expenses	$38,470	$30,476

See accompanying Notes to the Combined Statements of Revenues and Certain Operating Expenses

GREEN COURTE COMMUNITIES
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2014 and 2013

1.	Organization and Description of Business

In July 2014, Sun Communities, Inc. (the “Company”) entered into several agreements (the "Agreements") to acquire entities that own 59 manufactured home communities (the "Communities" or the "Portfolio") from Green Courte Real Estate Partners, LLC (“Fund I”), GCP REIT II (“Fund II”), GCP REIT III (“Fund III” and collectively with Fund I and Fund II, the “Funds”), American Land Lease, Inc. and Asset Investors Operating Partnership, L.P. (the latter two, collectively with the Funds, the “Green Courte Entities”). The Portfolio is not a legal entity but rather a portfolio of real estate entities engaged in the ownership and operation of manufactured home communities included in multiple private equity funds sponsored by Green Courte Partners, LLC ("GCP"). The Portfolio leases individual parcels of land (“sites”) to customers for placement of manufactured homes. The Portfolio consists of 59 manufactured home communities comprising over 19,000 sites (unaudited) in eleven states (unaudited), including nearly 11,000 sites (unaudited) located in Florida (unaudited). Approximately 14,000 sites (unaudited), or 71% (unaudited), of the Portfolio is included in age-restricted communities.

The acquisition occurred in multiple closings. Phase 1 of the acquisition occurred during 2014 in two closings and Phase 2 of the acquisition occurred in January 2015. The amounts included in the combined statements of revenues and certain operating expenses are representative of the pre-acquisition periods only.

The combined statements of revenues and certain operating expenses presented herein represent the combination of all of the manufactured home communities and related operations acquired pursuant to the Agreements from the private equity funds sponsored by GCP, including American Land Lease, Inc., a Delaware corporation (“ALL, Inc.”), a former NYSE-listed self-administered and self-managed real estate investment trust (“REIT”) engaged in the acquisition, ownership, development, expansion and operation of land-lease communities until it was acquired by an affiliate of GCP in March 2009. These private equity funds include: (i) Green Courte Real Estate Partners, LLC (“GCREP I”), (ii) Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC and GCP Fund II Non-REIT, LLC (“GCREP II”), and (iii) Green Courte Real Estate Partners III, LLC, GCP Fund III REIT, LLC and GCP Fund III Non-REIT, LLC (“GCREP III”) (collectively, the “Green Courte Investment Funds”). ALL, Inc., which is a wholly-owned subsidiary of GCREP II, provides day-to-day operations and strategic management for each of the manufactured home communities owned by the Green Courte Investment Funds.

The following table summarizes the number of communities and sites included in the Portfolio as of December 31, 2014 (unaudited):

	Number of	Number of
	Communities	Sites
GCREP I	19	6,316
GCREP II	10	3,070
GCREP II-ALL, Inc.	23	8,655
GCREP III	7	1,463

Total	59	19,504

2.	Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Operating Expenses (“Historical Summary”) have been prepared for purposes of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Combined Statements of Revenues and Certain Operating Expenses are combined herein because the properties are under common management. The Historical Summary is not representative of the actual operations for the periods presented as revenues and certain operating expenses not expected to be incurred in the future operations of the Portfolio have been excluded. The Historical Summary includes the historical revenues and certain operating expenses of the Portfolio, exclusive of certain interest income, interest expense on mortgage loans not to be assumed by the Company, depreciation and amortization, amortization of above-market and below-market leases, and other overhead costs not directly related to the future operations of the Portfolio. All intercompany transactions have been eliminated in combination.

3.	Summary of Significant Accounting Policies

Revenue Recognition - Management accounts for leases with residents as operating leases. Rental income attributable to site and home leases is recorded when earned from tenants. Leases entered into by tenants are typically for one-year terms and are generally automatically renewed for additional one-year terms. For the year ended December 31, 2014 and 2013, approximately 58% and 12% and 56% and 12%, respectively, of the Portfolio’s income from real property was generated by communities located in Florida and Arizona, respectively.
Revenues generated from memberships, daily greens fees, cart rentals, and merchandise sales at golf courses located within our communities are recognized when earned and included in ancillary revenues, net of related expenses, on the accompanying Historical Summary.
Interest revenues related to loans to homeowners (“Chattel Loans”) accrue on the unpaid principal balance in accordance with the terms of the underlying loan agreements and is included as interest revenues on the accompanying Historical Summary.
The Portfolio generates revenue from brokered resale of existing homes in the communities. Revenues from commissions on brokered resale transactions are recognized at the closing of the sales transaction. Gross commissions revenue was approximately $1.9 million and $1.5 million for the year ended December 31, 2014 and 2013, respectively. Commission expense related to the brokered resales was approximately $0.7 million and $0.8 million for the year ended December 31, 2014 and 2013, respectively. Brokerage commissions are presented net of the related commissions expense on the accompanying Historical Summary.
Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates.
Bad Debts - The recoverability of rent and other customer receivables is evaluated whenever events occur or there are changes in circumstances such that management believes it is probable that it will be unable to collect all amounts due according to the contractual terms of the lease or other agreements. Management calculates bad debts on notes and other receivables, including Chattel Loans secured by manufactured homes within the communities, based on historical delinquency and loss severity trends, net of the value of the underlying collateral. Management regularly reviews these assumptions and may adjust estimates as additional information becomes available.

4.	Interest Expense

The interest expense included in the Historical Summary is based on mortgage loans assumed in the Portfolio which were outstanding during the periods presented. The weighted average interest rate on the mortgage notes as of December 31, 2014 and 2013, was approximately 5.91% and 5.88% per annum, respectively. At December 31, 2014, the mortgage notes bear interest at rates ranging from 3.95% to 6.54% per annum and mature on various dates ranging from 2016 to 2025.

5.	Commitments and Contingencies
Legal Contingencies - The Portfolio is party to various legal actions resulting from its operating activities. The Company believes these actions are routine litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which is expected to have a material adverse effect on the Portfolio’s results of operations.

6.	Subsequent Events
The Portfolio has been evaluated for subsequent events through April 17, 2015, the date the Historical Summary was available to be issued.

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

In July 2014, the Company entered into an Omnibus Agreement with the Green Courte Entities to acquire 59 manufactured home communities owned directly or indirectly by the Green Courte Entities. The communities comprise over 19,000 sites in eleven states, including nearly 11,000 sites located in Florida. Over 14,000 sites, or 71%, of the communities are age-restricted. In addition, in connection with such transaction, the Company entered into a Subscription Agreement with Green Courte Real Estate Partners III, LLC relating to its purchase at the second closing of no less than 150,000 shares of the Company’s common stock at a purchase price of $50 per share and no less than 200,000 Series A-4 Preferred OP Units at a purchase price of $25 per unit.
The acquisition occurred in multiple closings. Phase 1 of the acquisition occurred during 2014 in two closings, in which the Company acquired 32 communities (and the associated manufactured homes and notes receivable) for aggregate consideration of $588.3 million, consisting of the assumption of $283.1 million of debt, the payment of $233.2 million in cash, the issuance of $43.2 million in a combination of the Company's common stock and common OP units of the Company’s subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), and the issuance of $28.8 million in a combination of the Company's newly-created 6.50% Series A-4 Cumulative Convertible Preferred Stock and SCOLP’s Series A-4 preferred OP units. Immediately after the closing, the Company refinanced approximately $100.7 million of the mortgage debt on 12 of the communities. Proceeds from the financing were $152.5 million at an interest rate of 4.03% per annum and a term of 10 years.
Phase 2 of the acquisition occurred in January 2015, in which the Company acquired 26 communities (and the associated manufactured homes and notes receivable) for aggregate consideration of $742.9 million, consisting of the assumption of $270.8 million of debt, the payment of $107.0 million in cash, the issuance of $218.9 million in the Company's common stock and the issuance of $146.2 million in the Company's 6.50% Series A-4 Cumulative Convertible Preferred Stock. Immediately after the closing, the Company refinanced approximately $120.9 million of the mortgage debt on 13 of the communities, generating excess proceeds of $126.0 million, at a weighted average interest rate of 3.87% per annum and a weighted average term of 14.1 years. In addition, an affiliate of the Green Courte Entities purchased 150,000 shares of the Company’s common stock and 200,000 Series A-4 Preferred OP Units of SCOLP, for an aggregate purchase price of $12.5 million.
The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 is presented as if the Company acquired the Communities on December 31, 2014. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the Company had acquired the Communities on January 1, 2014. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(In thousands)

				Pro Forma
	December 31,	Pro Forma		December 31,
	2014 (A)	Adjustments		2014
ASSETS
Investment property, net	$2,568,164	$810,501	(B)	$3,378,665
Cash and cash equivalents	83,459	(67,500)	(E), (P)	15,959
Inventory of manufactured homes	8,860	8,029	(B)	16,889
Notes and other receivables, net	174,857	964	(B)	175,821
Other assets	102,352	15,460	(B)	117,812
TOTAL ASSETS	$2,937,692	$767,454		$3,705,146

LIABILITIES
Debt	$1,826,293	$292,260	(B), (C)	$2,118,553
Lines of credit	5,794	—		5,794
Other liabilities	165,453	50,359	(B)	215,812
TOTAL LIABILITIES	$1,997,540	$342,619		$2,340,159

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Series A preferred stock	34	—		34
Series A-4 preferred stock	5	58	(F)	63
Common stock	486	45	(D)	531
Additional paid-in capital	1,754,759	441,732	(D), (F)	2,196,491
Accumulated other comprehensive loss	—	—		—
Distributions in excess of accumulated earnings	(863,545)	(23,000)	(E)	(886,545)
Total Sun Communities, Inc. stockholders' equity	891,739	418,835		1,310,574
Noncontrolling interests:
Common and preferred OP units	48,829	6,000	(G)	54,829
Consolidated variable interest entities	(416)	—		(416)
Total noncontrolling interests	48,413	6,000		54,413
TOTAL STOCKHOLDERS' EQUITY	940,152	424,835		1,364,987
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,937,692	$767,454		$3,705,146

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share data)

					Pro Forma
	Year Ended	Green Courte	Pro Forma		Year Ended
	December 31, 2014(H)	Communities	Adjustments		December 31, 2014
REVENUES
Income from real property	$357,793	$99,660	4,529	(I), (O)	$461,982
Revenue from home sales	53,954	—	—		53,954
Rental home revenue	39,213	2,124	—		41,337
Ancillary revenues, net	5,217	(286)	—		4,931
Interest	14,462	446	—		14,908
Brokerage commissions and other, net	1,036	1,177	—		2,213
Total revenues	471,675	103,121	4,529		579,325

COSTS AND EXPENSES
Property operating and maintenance	101,134	23,881	59	(I)	125,074
Real estate taxes	24,181	8,685	22	(I)	32,888
Cost of home sales	40,556	—	—		40,556
Rental home operating and maintenance	23,270	897	—		24,167
General and administrative - real property	31,769	—	—		31,769
General and administrative - home sales and rentals	10,853	—	—		10,853
Transaction costs	18,259	—	(15,471)	(J)	2,788
Depreciation and amortization	133,726	—	16,872	(K)	150,598
Asset impairment charge	837	—	—		837
Interest	73,771	31,188	(4,212)	(L)	100,747
Interest on mandatorily redeemable debt	3,210	—	—		3,210
Total expenses	461,566	64,651	(2,730)		523,487

Income before gain on dispositions, income taxes and distributions from affiliate	10,109	38,470	7,259		55,838
Gain on disposition of properties, net	17,654	—	—		17,654
Gain on settlement	4,452	—	—		4,452
Provision for state income taxes	(219)	—	—		(219)
Distributions from affiliate	1,200	—	—		1,200
Net income	33,196	38,470	7,259		78,925
Less: Preferred return to A-1 preferred OP units	2,654	—	—		2,654
Less: Preferred return to A-3 preferred OP units	181	—	—		181
Less: Preferred return to A-4 preferred OP units	100	—	1,312	(M)	1,412
Less: Amounts attributable to noncontrolling interests	1,752	—	2,873	(N)	4,625
Net income attributable to Sun Communities, Inc.	28,509	38,470	3,074		70,053
Less: Series A preferred stock distributions	6,133	—	10,210	(R)	16,343
Net income attributable to Sun Communities, Inc. common stockholders	$22,376	$38,470	$(7,136)		$53,710

Weighted average common shares outstanding:
Basic	41,337		4,853	(Q)	46,190
Diluted	41,805		4,638	(Q)	46,443

Earnings per share:
Basic	$0.54				$1.16
Diluted	$0.54				$1.16
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	Derived from the Company's audited consolidated balance sheet as of December 31, 2014.
(B)
Represents pro forma adjustments for the acquisition of the Communities that occurred on January 6, 2015. The fair value purchase price of $759.0 million has preliminarily been allocated to investment property, net ($810.5 million), inventory ($8.0 million), notes and other receivables ($1.0 million), other assets ($14.4 million of in-place leases and $1.1 million for other intangibles), fair value adjustment on assumed debt ($21.4 million), and fair value adjustment on assumed leases ($54.6 million). The Company allocated the preliminary purchase price of the Communities' tangible and intangible assets in accordance with ASC Topic 805, Business Combinations. The Communities acquired in Phase 1 during 2014 are included in the balance sheet referenced in (A).

(C)
Represents the pro forma adjustments to debt for debt assumed on January 6, 2015 (book value of $149.9 million and estimated fair value of $171.3 million) and refinancings of $120.9 million. Terms for the refinanced debt include a weighted average interest rate of 3.87% per annum and a weighted average term of 14.1 years.

(D)
Represents the pro forma adjustment for the common stock consideration issued on January 6, 2015. Approximately 4.527 million shares ($0.01 par value) were issued (book value of $50.00 per share and estimated fair value of $58.85 per share).

(E)	Prepayment fees net of assumption fees incurred by the Green Courte Entities and closing costs.
(F)
Represents the pro forma adjustment for the Series A-4 preferred stock consideration issued on January 6, 2015. Approximately 5.847 million shares ($0.01 par value) were issued (book value of $25.00 per share and estimated fair value of $30.00 per share).

(G)
Represents the pro forma adjustment for the Series A-4 preferred OP units issued on January 6, 2015. 200,000 units were issued (book value of $25.00 per share and estimated fair value of $30.00 per share).

(H)	Derived from the Company's consolidated statement of operations for the twelve months ended December 31, 2014.
(I)
Pro forma adjustment for communities not owned by the Green Courte Entities for the entire period presented. Adjustments include income from real property of $498,000, property operating and maintenance of $59,000, and real estate taxes of $22,000.

(J)	Represents costs incurred through the period to acquire the Communities which are not included in the pro forma statements.
(K)
Represents depreciation expense based on the cost of investment property using the straight-line method over the useful life of 30 years for land improvements, 7 years for in-place lease intangibles and 5 years for other intangibles for the respective period presented. It is the Company's policy to record a half year of depreciation on land improvements in the year acquired or placed in service.

(L)
Represents the pro forma adjustment to interest expense on debt refinanced, amortization of fair value adjustment on assumed debt and amortization of deferred financing costs associated with the refinancing referenced in (C) and the debt transactions that occurred with Phase 1 of the acquisition.

(M)
Represents the pro forma adjustment for the preferred return on the Series A-4 preferred OP units referenced in (G) at 6.5% per annum for the respective periods presented and the Series A-4 preferred OP units issued in connection with Phase 1 of the acquisition.

(N)	Represents the proportionate share of income (loss) attributable to noncontrolling interests of the pro forma adjustments.
(O)
Includes pro-forma adjustment of $4.0 million for the year ended December 31, 2014 associated with the amortization of the fair value adjustment on assumed leases referenced in (B) and the assumed lease intangible liability that occurred with Phase 1 of the acquisition.

(P)	Represents the pro forma adjustment to cash comprised of $107.0 million, net of $50.0 million earnest money deposit and $12.5 million from securities issued under the Subscription Agreement.
(Q)	Represents the pro forma dilutive effect of the equity securities issued in connection with the acquisition.
(R)	Represents the pro forma adjustment for distributions associated with the Series A-4 preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: April 17, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.10	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership*
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares*
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A. *
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership*
23.1	Consent of Deloitte & Touche LLP

*Previously filed.